UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

SUNHYDROGEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54437	26-4298300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BioVentures Center, 2500 Crosspark Road

Coralville, IA 52241

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (805) 966-6566

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 9, 2026, SunHydrogen, Inc. (the “Company”) entered into a Technology and Manufacturing Services Agreement (the “Services Agreement”) with CTF Solar GmbH (“CTF”).

Under the Services Agreement, CTF agreed, on a fee-for-service basis, to provide certain engineering, process development, pilot manufacturing, and related services to the Company, including the pilot manufacture and delivery of modules.

The Services Agreement has a two-year term and provides for total fees of up to €2,000,000 (approximately $2,370,000), payable based on milestones and deliverables. The Company agreed to make an advance payment of €500,000, which will be credited against future payments.

The Services Agreement may be terminated by either party under certain circumstances, including for material breach or if the project is determined to be technically infeasible, subject to notice provisions. Upon termination, the Company will be required to pay for services performed and certain costs incurred up to the termination date.

The foregoing description of the Services Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the complete text of the Services Agreement, which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1*	Services Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this agreement have been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNHYDROGEN, INC.

Date: February 13, 2026	/s/ Timothy Young
Timothy Young
Chief Executive Officer

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